Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020 relating to the financial statements of Columbia Sportswear Company and the effectiveness of Columbia Sportswear Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Portland, Oregon
June 4, 2020